EXHIBIT 10.2
EXECUTION VERSION
TH TRS CORP.
Residential Mortgage-Backed Securities
FORWARD AAA SECURITIES AGREEMENT
May 17, 2011
Barclays Bank PLC
745 7th Avenue, 4th Floor
New York, New York 10019
Ladies and Gentlemen:
     TH TRS Corp. (the “Seller”) agrees, pursuant to this Forward AAA Securities Agreement (this “Agreement”), to sell or cause to be sold to Barclays Bank PLC (the “Initial Purchaser”) senior mortgage-backed securities (the “Senior Securities”), under the terms and conditions herein contained, issued pursuant to a proposed securitization transaction involving certain residential mortgage loans expected to be acquired in connection with the Master Repurchase Agreement, dated as of May 17, 2011, and the Master Repurchase Agreement Pricing Side Letter, dated as of May 17, 2011 (together, the “Master Repurchase Agreement”), both by and between the Seller and the Initial Purchaser. Capitalized terms shall have the meanings ascribed in ExhibitA. Other capitalized terms used, and not otherwise defined, herein shall have the meanings ascribed thereto in the Master Repurchase Agreement.
     In connection with this Agreement and the Master Repurchase Agreement, the Initial Purchaser will assist the Seller in sourcing certain jumbo prime residential mortgage loans and developing relationships with mortgage loan originators. In order to finance the acquisition of the mortgage loans from originators, the Seller expects to sell mortgage loans to the Initial Purchaser pursuant to a full recourse reverse repurchase facility provided through the Master Repurchase Agreement, although the Seller is not required to use the Master Repurchase Agreement to fund any or all mortgage loans subject to this Agreement. Each mortgage loan funded under the Master Repurchase Agreement may be eligible to back the Senior Securities, which would be issued by a securitization trust (the “Issuer”). Once mortgage loans are acquired by the Seller, either using the funds provided by the repurchase facility and conveyed to the Initial Purchaser under the repurchase facility, or otherwise acquired by the Seller, in an aggregate amount of approximately $200,000,000 in unpaid principal balance, the Seller expects to securitize such mortgage loans (subject to the limitations herein) in a transaction (the “Securitization”) in which the Issuer will be expected to issue one or more classes of Senior Securities that would be entitled to payments on a senior, priority basis, and one or more classes of subordinate securities that would be entitled to payments on a subordinated basis, with realized losses being allocated sequentially, first to the subordinate securities and then to the Senior Securities. The Initial Purchaser will act as an underwriter or placement agent of the

Securitization. The Seller would act as sponsor of the Securitization and is expected to be subject to and comply with any risk retention requirements required of a “securitizer” under Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations promulgated thereunder, and will comply with any other applicable laws, rules and regulations, including, without limitation, revised Regulation AB and the Dodd-Frank Act.
     In the event of a securitization pursuant to which Senior Securities are issued, the Initial Purchaser, upon the basis of the representations and warranties of the Seller set forth in this Agreement and the Master Repurchase Agreement, and subject to the terms and conditions set forth herein, shall purchase the Senior Securities on the related closing date in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). In the alternative, if the parties agree, the Senior Bonds will be registered under the Securities Act. In that event, the provisions of this Agreement that are designed to exempt the related securities or transaction from registration under the Securities Act will be replaced by standard underwriting agreement provisions designed for public securities offerings.
     The Initial Purchaser and the Seller understand and agree that the Senior Bonds may only be resold or otherwise transferred if such Senior Bonds are hereafter registered under the Securities Act or if an exemption from registration under the Securities Act is available for such sale, including the exemption afforded by Rule 144A (“Rule 144A”) and Regulation S (“Regulation S”) of the rules and regulations promulgated under the Securities Act by the Securities and Exchange Commission (the “Commission”).
Section 1. Purchase of the Senior Securities; Eligibility. Upon notification from the Seller that it has committed to purchase Forward Eligible Assets from an Originator, the Initial Purchaser may issue confirmations to purchase Senior Securities collateralized by Forward Eligible Assets (each such confirmation, a “Confirmation”). A Confirmation will serve as a commitment by the Initial Purchaser to purchase Eligible AAA Securities collateralized by the related Forward Eligible Assets, subject to all the terms and conditions set forth in this Agreement and in the related Confirmation. In reliance on the representations and warranties contained herein and subject to the terms and conditions set forth herein, and as long as the Senior Securities are Eligible AAA Securities, the Initial Purchaser shall purchase Eligible AAA Securities at the AAA Securities Purchase Price. It is expected that the securitization depositor shall transfer to the Seller and the Seller shall retain any AAA IO Securities as well as any subordinate bonds created to structure the Senior Securities as set forth herein.
Section 1A. Failure to Deliver Eligible AAA Securities. To the extent that the Seller fails to deliver Eligible AAA Securities on or before May 11, 2012, or such later date agreed to in writing by the Seller and Initial Purchaser, either because
     (i) the Seller with Initial Purchaser’s cooperation has not, as of such date, despite its commercially reasonable efforts, closed a Securitization whereby the Senior Securities (a) were issued in an original principal balance equal to 88% or more of the outstanding principal balance of the Included Mortgage Loans as of the Securitization closing date, and (b) were assigned a credit rating in the highest category (e.g., “AAA”) by at least one Rating Agency, or

     (ii) the Seller has determined in good faith that the closing of a Securitization is not commercially practical, despite commercially reasonable efforts prior to such date, then the Seller and Initial Purchaser hereby agree as follows:
a. The Seller may, at its option, offer to sell to the Initial Purchaser all or a portion of the Forward Assets, and the Initial Purchaser hereby agrees to buy, if offered, such Forward Assets at a price equal to the product of the applicable Purchase Price Percentage times the related outstanding principal balance thereof, plus any accrued but unpaid interest thereon.
b. Upon request of the Seller, the Initial Purchaser will broker a sale of all or a portion of the Forward Assets, as requested by the Seller, to one or more third parties and will earn a fee equal to 0.25% of the outstanding loan balance of any such Forward Assets sold, upon completion of a successful sale. Depending upon the aggregate sale price of the related Forward Assets sold, the Initial Purchaser, in its discretion, may decide to perform a Pairoff, whereby amounts received by the Initial Purchaser and due to the Seller in connection with such sale, may be offset against amounts due to the Initial Purchaser under the Master Repurchase Agreement. The calculations and determinations shall be made in good faith, in a commercially reasonable manner.
c. The Seller will have the option to proceed with the Securitization based upon actual Rating Agency sizing.
     Any Forward Asset that is a Forward Ineligible Asset will not be included in the Securitization nor subject to the provisions of this Agreement, except as provided in Section 10.
     The Initial Purchaser will reoffer and resell the Senior Securities to one or more third party investors in accordance with the terms and conditions hereof. The Initial Purchaser shall have the right, in its sole discretion, to reject in whole or in part any order by one or more third party investors to purchase the Senior Securities or to allot to any investor less than the amount of Senior Securities offered to be purchased by such investor.
     In connection with any Securitization, the Initial Purchaser and the Seller will assist in the preparation of a private placement memorandum and a memorandum supplement to the private placement memorandum (collectively, together with all appendices and attachments thereto, “Private Placement Memorandum.”
     The Initial Purchaser shall approve the Offering Documents (as defined in Section 4(h)), in its sole and absolute discretion, promptly as such documents are prepared and are in form and substance satisfactory to it. The Initial Purchaser shall not distribute any Offering Document unless such Offering Document shall have been specifically approved by the Seller; provided, that the Seller hereby approves of the distribution of the Private Placement Memorandum by the Initial Purchaser to persons in compliance with the terms of this Agreement. The Initial Purchaser shall not distribute or disseminate any offering materials to prospective investors other than the Offering Documents. At the request of any investor, the Initial Purchaser shall deliver to such investor a copy of any Offering Documents requested by such investor. The Initial Purchaser shall keep and retain such records as may be necessary to identify any potential investor to whom the Initial Purchaser circulated any Offering Document.

     This Agreement shall terminate with respect to any mortgage loan on the earlier of (i) the day on which an Event of Default (as defined in the Master Repurchase Agreement) occurs, (ii) the day on which such mortgage loan is no longer a Forward Eligible Asset, subject to the obligation of the Initial Purchaser or Hedge Provider to purchase certain Forward Ineligible Assets pursuant to Section 10 of this Agreement, and (iii) 364 days from the Funding Date with respect to such mortgage loan, unless Seller requests in writing an extension of such date on or before 270 days after such Funding Date and the Initial Purchaser approves such requested extension in writing, in its sole discretion. A failure to accept such a request within 10 days of receipt of the request shall be deemed to be a rejection. The Funding Date is, for any Purchased Asset, the date on which such Purchased Asset is purchased by Seller
Section 2. Securitization; Fees. The Initial Purchaser and the Seller agree that:
          (a) At the point when a pool of Forward Assets reaches approximately $200,000,000 or such other amount mutually agreed to by the parties, in unpaid principal balance, the Seller, as sponsor, will apply commercially reasonable efforts to securitize the Forward Assets in a Securitization;
          (b) In any Securitization, the Seller, as Securitization sponsor, shall retain risk required of a “securitizer” under Section 941 of the Dodd-Frank Act and the regulations promulgated thereunder (“Risk Retention”). Seller shall comply with, and to the extent that the Securitization depositor is an affiliate of Initial Purchaser, shall cooperate with Initial Purchaser with respect to the Securitization depositor’s compliance with, any other applicable laws, rules and regulations, including, without limitation, revised Regulation AB and the Dodd-Frank Act;
          (c) The purchase price for the Senior Securities purchased by the Initial Purchaser shall be the amount determined under Section 1 and shall be made by wire transfer of immediately available funds to the Seller on the closing date of the Securitization (the “Closing Date”);
          (d) By 5:00 p.m., New York City time, on the Business Day prior to the Closing Date, the Seller shall make available, for inspection by the Initial Purchaser, the global notes that are to represent the Senior Securities, which shall be in certificated, global form, and registered in the name of Cede & Co.; and
          (e) Immediately following disbursal of funds to a borrower under a mortgage loan and receipt by the Seller of a Confirmation for the purchase of Senior Securities related to one or more Forward Eligible Assets, the Forward AAA Securities Commitment Fee will accrue with respect to such Forward Eligible Assets. The Forward AAA Securities Commitment Fee shall be paid monthly by the Seller to the Initial Purchaser, until the earliest of Securitization of such Forward Eligible Asset, the termination of this Agreement or the failure of the Seller to deliver Eligible AAA Securities pursuant to Section 1A.
Section 3. Representations, Warranties and Covenants of Seller. The Seller will represent and warrant to, and covenant and agree with, the Initial Purchaser as of the Closing Date (except as otherwise noted) as follows:

          (a) The Private Placement Memorandum (excluding the Initial Purchaser Information (as defined below)) will not, on the date of its issuance (the “PPM Date”) and at any time thereafter up to and including the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          (b) Neither the Seller nor any affiliate (as defined in Rule 501(b) of Regulation D promulgated under the Securities Act) thereof has, directly or through any agent (other than the Initial Purchaser), sold, offered for sale, solicited offers to buy, or otherwise negotiated or taken any other action in respect of, nor will any of the foregoing, directly or through an agent (other than the Initial Purchaser), sell, offer for sale, solicit offers to buy, or otherwise negotiate or take any other action in respect of, any security (as defined in the Securities Act) which is or will be integrated (as such term is defined in Rule 502(a) of Regulation D promulgated under the Securities Act) with the sale of the Senior Securities;
          (c) This Agreement has been duly authorized, executed and delivered by the Seller and constitutes a legal, valid and binding instrument enforceable against the Seller in accordance with its terms;
          (d) As of the PPM Date, the Offering Documents (as defined in Section 4(h) of this Agreement) (excluding the Initial Purchaser Information (as defined below)), if any, provided to potential investors by the Seller or persons authorized by the Seller will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          (e) The Seller is not an “investment company” that is registered or required to be registered under, or is not otherwise subject to the restrictions of, the Investment Company Act of 1940, as amended;
          (f) The Seller shall cooperate with the Initial Purchaser in connection with the drafting of the Securitization Documents (as defined below). The Securitization Documents shall require that copies of all reports, certificates or notices delivered by or to the Seller pursuant to any pooling and servicing agreement, private placement memorandum and such other documents created to effect the Securitization (collectively, the “Securitization Documents”), and such other documents as the Initial Purchaser shall reasonably request from time to time while the Senior Securities are outstanding are promptly sent to Initial Purchaser;
          (g) The Seller is a corporation incorporated and in good standing under the laws of the State of Delaware;
          (h) The Seller has full power and authority to conduct its business as will be described in the Private Placement Memorandum, and to execute, deliver and perform its obligations under this Agreement, the Master Repurchase Agreement and each of the Securitization Documents to which it is a party, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification;

          (i) The execution, delivery and performance by the Seller of the Securitization Documents to which it is a party and the consummation by the Seller of the transactions contemplated thereby (i) will not violate the certificate of incorporation or any order, injunction, ruling or decree by which the Seller is bound, (ii) will not constitute a breach of or a default under any agreement, indenture, mortgage, lease, note, contract, instrument or arrangement to which the Seller is a party or by which the Seller or any of its property is bound, and (iii) will not contravene or constitute a violation of any law, statute, ordinance, rule or regulation to which the Seller or any of its property is subject;
          (j) All representations and warranties of the Seller contained in each of the Securitization Documents will be true and correct as of the PPM Date and the Closing Date (provided that any representation made solely as of a prior date shall remain as of such date) and are hereby incorporated by reference as if each such representation and warranty were specifically made herein;
          (k) Any taxes, fees and other governmental charges imposed on Seller and due on or prior to the Closing Date (including, without limitation, sales taxes) in connection with the execution, delivery and issuance of this Agreement, the Master Repurchase Agreement, the Securitization Documents and the Senior Securities have been, or will have been, paid at or prior to the Closing Date;
          (l) As of the Closing Date, the Securitization Documents to which the Seller is a party have been duly authorized, executed and delivered by the Seller and constitute valid and legally binding obligations of the Seller, enforceable in accordance with their respective terms;
          (m) None of the Seller or any agent acting on its behalf (other than the Initial Purchaser), has offered the Senior Securities by any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or has taken or will take any other action which would subject the offer, issuance, sale or delivery of the Senior Securities to the provisions of Section 5 of the Securities Act or to the registration provisions of any state securities laws of any applicable jurisdiction;
          (n) As of the Closing Date and date of issuance of the Senior Securities, the Senior Securities will not be (i) of the same class as securities listed on a national securities exchange in the United States that is registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) quoted in any “automated inter-dealer quotation system” (as such term is used in the Exchange Act) in the United States, or (iii) convertible or exchangeable at an effective conversion premium (calculated as specified in paragraph (a)(6) of Rule 144A) of less than ten percent for securities so listed or quoted;
          (o) Assuming the accuracy of the representations and warranties, and no breach of the agreements and covenants, of the Initial Purchaser contained herein, the offer and sale of the Senior Securities to the Initial Purchaser and the initial reoffer and resale of the Senior

Securities by the Initial Purchaser in the manner contemplated by this Agreement, the Private Placement Memorandum will be exempt from the registration requirements of the Securities Act by reason of (i) Section 4(2) of the Securities Act and Rule 144A thereunder or (ii) Regulation S under the Securities Act;
          (p) All consents, approvals and authorizations of any governmental body, subdivision, agency, board or authority, if any, required on the part of the Seller in connection with the execution and delivery by it of this Agreement or any Securitization Document to which it is a party or the carrying out by it of the transactions contemplated hereby or thereby, have been obtained and are in full force and effect;
          (q) The Seller possesses all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Private Placement Memorandum and the Seller has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the business, operations, financial condition or earnings of the Seller;
          (r) As of any Purchase Date for a Purchased Asset under (and as defined in) the Master Repurchase Agreement, and as of the date of any Confirmation with respect to any Forward Asset, such mortgage loan will meet the Forward Eligibility Criteria. As of the Closing Date for any Securitization, each of the Included Mortgage Loans will meet the Forward Eligibility Criteria; and
          (s) The Seller is “Solvent,” meaning that (a) the fair market value of such company’s assets exceeds the fair market value of such company’s liabilities, and (b) such company is able to pay its debts as they come due. The entry into and performance by the Seller of its obligations under this Agreement, the Master Repurchase Agreement and the Securitization Documents, including, without limitation, the sale and/or contribution of the Forward Assets from the Seller to the Securitization will not cause the Seller to be rendered any condition other than Solvent, as defined above.
Section 4. Covenants of the Seller in Connection with the Offer and Sale of the Senior Securities. In further consideration of each of the agreements herein contained, the Seller will, as of the Closing Date, covenant with the Initial Purchaser as follows:
          (a) Promptly to furnish the Initial Purchaser with copies of the Private Placement Memorandum and the Securitization Documents in such quantities as it may from time to time reasonably request;
          (b) Promptly to take such action as the Initial Purchaser may reasonably request from time to time to obtain an exemption from registration requirements or to qualify the Senior Securities for offering and sale under the state securities laws of such jurisdictions as the Initial Purchaser may request; provided, however, in no event shall the Seller be required to qualify the Senior Securities for offering and sale under the laws of any jurisdiction where in connection therewith the Seller shall be required to qualify as a foreign corporation to do business or to file a general consent to the service of process in such jurisdiction; to advise the Initial Purchaser, promptly after the Seller receives notice thereof, of the suspension of the qualification of the Senior Securities for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; and in the event of the issuance of any order suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;
          (c) It has not solicited, nor will it at any time solicit, any offer to buy or offer to sell the Senior Securities by means of any form of general solicitation or general advertising, including, but not limited to, the following:
     (i) any advertisement, circular, article, notice or letter or other communication published in any newspaper, magazine or similar medium or broadcast over television, radio or the internet; and
     (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;
          (d) If, during the period from the distribution of the Private Placement Memorandum through the Closing Date, any event known to the Seller shall occur as a result of which it is necessary, in the judgment of the Seller, the Initial Purchaser or their respective counsel, to amend or supplement the Private Placement Memorandum in order to correct any untrue statement of material fact or to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary, in the judgment of the Seller, the Initial Purchaser or their respective counsel, to amend or supplement the Private Placement Memorandum to comply with any law, forthwith to prepare and furnish, at the expense of the Seller, to the Initial Purchaser and to each prospective investor or an investor to whom a copy of the Private Placement Memorandum had previously been delivered and not returned, either amendments or supplements (in form and substance reasonably satisfactory to the Initial Purchaser and its counsel) so that the Private Placement Memorandum as so amended or supplemented will not contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or so that the Private Placement Memorandum will comply with such law; provided that the Seller will not at any time amend or supplement the Private Placement Memorandum (i) prior to having furnished the Initial Purchaser with a copy of the proposed form of the amendment or supplement and giving the Initial Purchaser and its counsel a reasonable opportunity to review the same or (ii) in a manner in which the Initial Purchaser shall reasonably object (including through an amendment which the Initial Purchaser has not approved);
          (e) Whether or not the transactions contemplated by this Agreement, the Master Repurchase Agreement and the Securitization Documents are consummated, or this Agreement is terminated for any reason, the Seller shall pay all legal fees and expenses of its own counsel;
          (f) To cause the Securitization trustee to deliver authenticated instruments evidencing the Senior Securities;

          (g) That it has not published or disseminated, nor will it at any time publish or disseminate, any material in connection with the offering or sale of the Senior Securities, unless the Initial Purchaser shall have consented to the publication or use thereof, or except as required by applicable law in the opinion of counsel to the Seller;
          (h) To extend to the Initial Purchaser and all prospective investors the opportunity, prior to the Closing Date, to ask questions of, and receive answers from, the Seller concerning the Seller and the Senior Securities and the terms and conditions of the offering of the Senior Securities and to obtain any information that the Initial Purchaser may consider necessary in connection with its undertakings hereunder, or which such prospective investors may consider necessary in making an informed investment decision, to the extent the Seller possesses such information or can acquire it without unreasonable effort or expense and can make such information available without divulging information that is not otherwise material and is deemed by the Seller to be proprietary or confidential with respect to the business and operations of the Seller (any such additional information furnished in writing (including, without limitation, the Private Placement Memorandum) together with the Securitization Documents, any material referred to in the preceding paragraph (g) consented to by the Initial Purchaser and any other information distributed by the Initial Purchaser before or after the Closing Date consented to by the Seller are collectively referred to herein as the “Offering Documents”);
          (i) That it has not solicited, nor will it at any time solicit, any offer to buy from or offer to sell to any person any Senior Securities, except through the Initial Purchaser;
          (j) Each Senior Bond shall contain a legend stating in substance that such Senior Bond has not been registered under the Securities Act and that any resale, pledge or other transfer of such Senior Bond may be made only (i) pursuant to an effective registration statement under the Securities Act or (ii) in reliance on another exemption from the registration requirements of the Securities Act, in each case only in accordance with any applicable securities laws of any state of the United States; and the Seller will not cause or permit the legend to be removed from the face of any Senior Bond except upon receipt of any opinion of counsel stating that such restrictions are no longer required under the Securities Act and that such Senior Bond may be offered and sold without restrictions under the Securities Act (the purpose of this requirement is to ensure that the Senior Securities are resold or otherwise transferred only in a manner that does not call into question the non-public offering character of the offer and sale of the Senior Securities; and any resale or other transfer of any Senior Bond shall be made in strict compliance with the terms of the Securitization Documents);
          (k) It has not taken, or permitted or caused any of its affiliates to take, nor will it at any time take, or permit or cause any of its Affiliates to take, any action whatsoever which would have the effect of requiring the registration, under the Securities Act, of the offering or sale of the Senior Securities contemplated by this Agreement including an offer to investors within six months after the Closing Date securities of a same or similar class (in the reasonable opinion of the Seller, or if asserted as a claim in a court of law of competent jurisdiction or as determined by the Commission) as the Senior Securities, the Seller or any such Affiliate (directly or through any trust) shall not commence any such offering unless Initial Purchaser has received an opinion from counsel to the Seller that such offering would not be integrated with the offering of the Senior Securities under the federal securities laws in a manner which would render unavailable the exemption from the registration provisions of the Securities Act relied upon in making this offering of the Senior Securities;

          (l) So long as any of the Senior Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, Barclays will cause the Seller to provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective Purchaser designated by such holders, from time to time of such restricted securities;
          (m) On or prior to the Closing Date, to take all actions reasonably necessary to satisfy, or cause others to satisfy, the conditions to the Initial Purchaser’s obligations set forth in Section 6 of this Agreement;
          (n) For a period from the date of this Agreement until the retirement of the Senior Securities, the Seller will cause the Securitization Documents to provide for the Issuer to deliver to the Initial Purchaser the annual statements of compliance and the annual independent certified public accountant’s reports furnished to the Securitization trustee pursuant to the Securitization Documents, as soon as such statements and reports are furnished to the Securitization trustee;
          (o) So long as any of the Senior Securities are outstanding, the Seller will cause the Securitization Documents to provide for the Issuer to furnish to the Initial Purchaser as soon as practicable, copies of all documents required to be distributed to the holders of the Senior Securities;
          (p) From and after the Closing Date, the Seller shall cause the computer records of the Seller to be marked to show the Issuer’s absolute ownership of the Included Mortgage Loans (subject only to the lien of the Securitization trustee under the Securitization Documents, for the benefit of the security holders of the Securitization), and from and after the Closing Date, the Seller shall not take, and the Securitization Documents shall not permit the depositor under the Securitization Documents to take, any action inconsistent with the Issuer’s ownership of the Forward Assets and the Securitization trustee’s lien thereon, other than as expressly permitted by the Securitization Documents;
          (q) To the extent, if any, that any rating provided with respect to the Senior Securities by any Rating Agency rating the Senior Securities is conditional upon the furnishing of documents or the taking of any other actions by the Seller, the Seller shall furnish such documents and take any such other actions;
          (r) It shall furnish, or cause to be furnished, to the Initial Purchaser such additional documents and information regarding it and the transaction contemplated hereby as the Initial Purchaser may from time to time reasonably request;
          (s) It is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and will not use any proceeds from the sale of the Senior Securities for such purpose. “Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System and any successor regulations thereto, as in effect from time to time;

          (t) If the Issuer is affiliated with the Seller, the Seller shall cause the Issuer to make representations to the Initial Purchaser substantially in the form of those in Section 3 hereof; and
          (u) The Seller shall not sell Securities held to satisfy Risk Retention requirements without the approval of the Initial Purchaser and shall otherwise retain Securities necessary to satisfy Risk Retention requirements. If a Securitization is effected by a transfer of Included Mortgage Loans first from the Seller to BCAP LLC or another entity owned by the Initial Purchaser, as depositor, before transfer to the issuing trust, the Seller, and not the depositor, will have the sole responsibility to continue to maintain Risk Retention and the Seller will satisfy any disclosure and applicable reporting requirements, including Regulation AB in connection therewith.
Section 5. Representations, Warranties, Covenants and Agreements of the Initial Purchaser. The Initial Purchaser hereby represents and warrants and covenants and agrees with the Seller, as follows:
          (a) The Initial Purchaser has not and will not solicit any offer to buy or offer to sell any Senior Securities by means of any form of general solicitation or general advertising and will transfer beneficial ownership interests in the Senior Securities, which are Book-Entry Senior Securities, in accordance with the applicable terms of the Securitization Documents;
          (b) The Initial Purchaser is an “accredited investor” as defined in Rule 501(a)(1) under the Securities Act;
          (c) With respect to Senior Securities that are permitted to be sold to “qualified institutional buyers” as defined under Rule 144A (“QIBs”) pursuant to Rule 144A, the Initial Purchaser has not and will not solicit any offer to buy from or offer to sell to any person any Senior Securities unless it shall reasonably believe that at such time such person, and each other person for whom such person is acting, are QIBs;
          (d) The Initial Purchaser agrees that, prior to or simultaneously with the settlement of sale by the Initial Purchaser to any purchaser of any of the Senior Securities, the Initial Purchaser shall furnish to that purchaser a copy of the final Private Placement Memorandum (and any amendment or supplement thereto that the Seller shall have furnished to the Initial Purchaser prior to the date of such confirmation of sale); and
          (e) The Initial Purchaser agrees to pay any expenses in connection with any offering of Senior Securities not otherwise required to be paid by the Seller under Section 4(e) of this Agreement.

Section 6. Conditions to the Initial Purchaser’s Obligations. The purchase by the Initial Purchaser of any Senior Securities on the related Closing Date is subject to the accuracy of the representations and warranties herein made on the part of the Seller, to the accuracy of the statements of the officers of the Seller made pursuant to the provisions hereof, to the performance by Seller of its obligations hereunder and to the following conditions:
          (a) Subsequent to the execution and delivery of this Agreement, there shall not have occurred and be continuing at the time of the issuance of the Senior Securities (i) any change, or any development or event involving a prospective change, in or affecting the condition (financial or other), business, properties or results of operations of the Seller (or any Affiliates thereof), (ii) any Force Majeure Event or (iii) Illegality;
          (b) On the Closing Date, each of the Securitization Documents and the Senior Securities, shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Securitization trustee and the Initial Purchaser shall have received a fully executed copy thereof or, with respect to the Senior Securities, a conformed copy thereof. The Securitization trustee and the Senior Securities shall be substantially in the forms heretofore provided to the Initial Purchaser;
          (c) The Initial Purchaser shall have received from Seller’s outside counsel opinions, including bankruptcy, corporate and enforceability, lien and tax opinions, dated the Closing Date, in form and substance satisfactory to the Initial Purchaser;
          (d) The Initial Purchaser shall have received an opinion of counsel to the Securitization trustee dated as of the Closing Date, in form and substance satisfactory to the Initial Purchaser and its counsel, Hunton & Williams LLP;
          (e) At the Closing Date, the Initial Purchaser shall have received any and all opinions of counsel to the Seller supplied to the Rating Agency relating to, among other things, the interest of the Securitization trustee in the Forward Assets and certain monies due or to become due with respect thereto, certain bankruptcy issues and certain matters with respect to the Senior Securities. Any such opinions shall be addressed to the Initial Purchaser, the Seller and the Rating Agency and shall be dated the Closing Date;
          (f) The Initial Purchaser shall have received evidence satisfactory to it that, on or before the Closing Date, UCC1 financing statements have been or are being filed in all appropriate jurisdictions to reflect the sale of the interest of the Seller in the Included Mortgage Loans to the depositor under the Securitization Documents, the transfer of the Included Mortgage Loans to the Issuer, and the pledge or sale of the interest of the Issuer in the Included Mortgage Loans to the Securitization trustee;
          (g) The Initial Purchaser shall have received a private placement number from Standard and Poor’s CUSIP Service Bureau for the Senior Securities;
          (h) All proceedings in connection with the transactions contemplated by this Agreement, the Master Repurchase Agreement and each of the Securitization Documents and all documents incident hereto or thereto shall be satisfactory in form and substance to the Initial Purchaser, and the Initial Purchaser shall have received such information, certificates, opinions and documents as the Initial Purchaser may request, including without limitation such certificates, opinions and/or other documents necessary to enable the Initial Purchaser to rely on certificates and opinions delivered to the Securitization trustee pursuant to the Securitization Documents;
          (i) No order suspending the sale of the Senior Securities in any jurisdiction shall have been issued and no proceedings shall have been instituted or threatened for that purpose; and
          (j) The Initial Purchaser shall have received from Seller the Underwriting Guidelines, mutually acceptable to Seller and Initial Purchaser.
     The Initial Purchaser may, in its sole and absolute discretion, waive compliance with any of the conditions contained in this Section 6 and any condition so waived shall be deemed to have been satisfied. If any of the foregoing conditions is not satisfied or waived on or before the Closing Date, the Initial Purchaser shall (except as otherwise specifically provided herein) be released and discharged from any obligations under or pursuant to this Agreement with respect to the related Senior Securities and any offers (and acceptances thereof) of the Senior Securities.
Section 7. Indemnification and Contribution.
          (a) The Seller agrees to indemnify and hold harmless the Initial Purchaser, the Initial Purchaser’s partners, directors, officers, employees and agents, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as applicable, from and against any and all losses, claims, damages and liabilities, joint or several, or actions in respect thereof, caused by or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Private Placement Memorandum (not including the Initial Purchaser Information (as defined below)) or caused by or arising out of any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (b) The Initial Purchaser agrees to indemnify and hold harmless the Seller and its partners, directors, officers, employees and agents, and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as applicable, from and against any and all losses, claims, damages and liabilities, or actions in respect thereof, caused by or arising out of or based upon any untrue statement or alleged untrue statement of a material fact made in the Offering Documents (or any amendment or supplement thereto) in connection with, in reliance upon or in conformity with written information furnished to the Seller by the Initial Purchaser expressly for use in the Offering Documents (or any amendment or supplement thereto) (collectively, the “Initial Purchaser Information”); provided, however, that the Initial Purchaser will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of an error or omission in any underlying data or information supplied to the Initial Purchaser by the Seller.

          (c) In case any proceeding (including, without limitation, any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to the preceding paragraph, such person (hereinafter called the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the “Indemnifying Party”) in writing; provided, however, that the failure so to notify shall not relieve the Indemnifying Party from any liability that it may have to an Indemnified Party except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and; provided further, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to an Indemnified Party other than under Section 7(a) or 7(b) above. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party, which consent shall not be unreasonably withheld or delayed), and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under this Section 7 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and all such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.
          (d) If the indemnification provided for in this Section 7 is finally judicially determined to be unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller on the one hand, and the Initial Purchaser on the other, from the offering and sale of the Senior Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Seller on the one hand, and of the Initial Purchaser on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Seller on the one hand, and the Initial Purchaser on the other, shall be deemed to be in the same respective proportions as the net proceeds from the offering of the related Senior Securities contemplated hereby (before deducting expenses) received by Issuer bear to the total discount received by the Initial Purchaser for such Senior Securities pursuant to this Agreement in connection therewith. The relative fault of the Seller on the one hand, and of the Initial Purchaser on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller on the one hand, or by the Initial Purchaser on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          (e) The Seller and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in paragraph (c) of this Section 7. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in paragraph (c) of this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this Agreement, the Initial Purchaser shall not be required to contribute any amount in excess of the total price at which the Senior Securities purchased by it were resold exceeds the amount of damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
          (f) EXCEPT AS EXPRESSLY SET FORTH ABOVE, THE RIGHTS OF AN INDEMNIFIED PARTY TO BE INDEMNIFIED AND HELD HARMLESS, OR TO RECEIVE CONTRIBUTION, UNDER THE CIRCUMSTANCES CONTEMPLATED IN THIS SECTION 7 SHALL NOT BE NEGATED BY THE REASON OF THE FACT THAT SUCH INDEMNIFIED PARTY MAY HAVE BEEN NEGLIGENT IN ANY RESPECT AND TO ANY DEGREE UNDER THE CIRCUMSTANCES OR MAY BE SUBJECT TO STRICT LIABILITY UNDER APPLICABLE LAW.
          (g) The obligations of the Seller under this Section 7 shall be in addition to any liability which the Seller may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Initial Purchaser under this Section 7 shall be in addition to any liability which the Initial Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Seller within the meaning of the Securities Act or the Exchange Act.
Section 8. Default of Initial Purchaser.
     If the Initial Purchaser defaults in its obligation to purchase Eligible AAA Securities hereunder that are issued in a Securitization or defaults in its obligations under Section 1A, this Agreement will terminate without liability on the part of the Seller, except as provided in Section 7. As used in this Agreement, the term “Initial Purchaser” includes any person substituted for the Initial Purchaser under this Section 8. Nothing herein will relieve a defaulting Initial Purchaser from liability for its default.

Section 9. Variation Margin.
     The market value of this Agreement may be determined at any time by Barclays Bank PLC, as calculation agent (the “Calculation Agent”), in its sole reasonable discretion. The amount by which the market value of this Agreement increases or decreases from the market value of this Agreement as of the date hereof, is referred to as the “Variation Margin”. If on any date, the Calculation Agent determines that amounts would otherwise be payable in respect of Margin Excess or Margin Deficit (each as defined in the Master Repurchase Agreement) by a party, on the one hand, and that offsetting amounts are payable by the other party in respect of an increase or decrease in Variation Margin, respectively, on the other hand, then, on such date, each party’s obligation to make payment of any such amount may be netted. The Calculation Agent’s calculations and determinations shall be made in good faith and will be provided to the Seller upon request.
Section 10. Forward Ineligible Assets.
     If on any date of determination, the principal balance of Forward Ineligible Assets exceeds the Forward Ineligible Cap as of such date, then the Initial Purchaser hereby agrees to purchase or cause the Hedge Provider to purchase, and the Initial Purchaser or Hedge Provider shall purchase, at a price equal to the outstanding principal balance and any accrued but unpaid interest thereon, the excess Forward Ineligible Assets for its own or the Hedge Provider’s own account, following which, such assets will no longer be subject to this Agreement. Any Forward Ineligible Assets purchased hereunder shall be purchased in chronological order (based on when it became a Forward Ineligible Asset), with the Forward Assets which became Forward Ineligible Assets first, being purchased first, and so forth.
Section 11. Miscellaneous.
          (a) This Agreement shall become effective as of the date set forth above and, except as otherwise provided herein, shall continue in effect for each Forward Eligible Asset as to which a Confirmation is issued by the Initial Purchaser and any related Senior Securities until the Closing Date for any related Senior Securities, or such other date as may be mutually agreed upon by the Initial Purchaser and the Seller.
          (b) The indemnity and contribution agreements contained in Section 7, the provisions of this Section 11, all of the representations and warranties of the parties contained herein, and the covenants and agreements of the parties set forth at Sections 3(a), 3(b), 3(f), 3(m), 3(n), 3(o), 4(a), 4(b), 4(c), 4(d), 4(e),4(g), 4(j), 4(k), 4(l), 4(n), 4(o), and 4(r) of this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchaser or the Seller or any person controlling the Initial Purchaser or the Seller and (iii) payment for and delivery of the Senior Securities.

          (c) Whether or not the transactions contemplated by this Agreement, the Master Repurchase Agreement and the Securitization Documents are consummated or this Agreement is terminated for any reason, the Seller and the Initial Purchaser each agrees to pay the amounts for which it is respectively obligated in this Agreement.
          (d) All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if to the Initial Purchaser, shall be mailed, delivered or telecopied and confirmed to the Initial Purchaser at the following addresses:
Barclays Bank PLC
745 7th Avenue, 4th Floor
New York, New York 10019
Attention: Ellen Kiernan
Barclays Bank PLC
745 7th Avenue, 20th Floor
New York, New York 10019
Attention: Ian Sterling
if to the Seller, shall be mailed or delivered or telecopied and confirmed to the Seller at the following address:
TH TRS Corp.
601 Carlson Parkway, Suite 330
Minnetonka, MN 55305
Attention: General Counsel
          (e) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
          (f) This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall together constitute but one and the same instrument.
          (g) This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Seller and their respective successors, and no other person will have any right or obligation hereunder, except that the holders of the Senior Securities shall be entitled to enforce, for their benefit, the agreements contained in Section 4(l) hereof against the Seller as if such holders were parties hereto.
          (h) This Agreement may be amended or modified only with the prior written consent of the parties hereto.

          (i) In addition to any rights and remedies of Initial Purchaser hereunder and at law, Initial Purchaser and its Affiliates shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law, upon any amount becoming due and payable (whether at the stated maturity, by acceleration or otherwise) by Seller hereunder or under any other agreement (including, without limitation, the Master Repurchase Agreement) entered into between Seller or any of its Affiliates on the one hand, and Initial Purchaser or any of its Affiliates on the other hand, to set-off and appropriate and apply against such amount any and all Property and deposits (general or special, time or demand, provisional or final), in any currency, or any other credits, indebtedness or claims, in any currency, or any other collateral (in the case of collateral not in the form of cash or such other marketable or negotiable form, by selling such collateral in a recognized market therefor or as otherwise permitted by law or as may be in accordance with custom, usage or trade practice), in each case, whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Initial Purchaser or any Affiliate thereof to or for the credit or the account of Seller of any of its Affiliates. Initial Purchaser may also set-off cash and all other sums or obligations owed by Initial Purchaser or its Affiliates to Seller or its Affiliates (whether under this Agreement or under any other agreement between the parties (including, without limitation, the Master Repurchase Agreement) or between Seller or any of its Affiliates, on the one hand, and Initial Purchaser or any of its Affiliates, on the other) against all of Seller’s obligations to Initial Purchaser or its Affiliates (whether under this Agreement or under any other agreement (including, without limitation, the Master Repurchase Agreement) between the parties or between Seller or any of its Affiliates, on the one hand, and Initial Purchaser or any of its Affiliates, on the other), whether or not such obligations are then due. The exercise of any such right of set-off shall be without prejudice to Initial Purchaser’s or its Affiliate’s right to recover any deficiency. Initial Purchaser agrees to promptly notify Seller after any such set-off and application made by Initial Purchaser; provided that the failure to give such notice shall not affect the validity of such set-off and application.
[Signature pages follow]

TH TRS CORP., as the Seller
By:	/s/ Jeff Stolt
	Name:	Jeff Stolt
	Title:	Director
[Signature Page 1 of 2 to Forward AAA Securities Agreement]

Accepted and agreed to
on the date first above written:

BARCLAYS BANK PLC, as the Initial Purchaser
By:	/s/ Adam Yarnold
	Name:	Adam Yarnold
	Title:	Managing Director
[Signature Page 2 of 2 to Forward AAA Securities Agreement]

EXHIBIT A
Definitions
     AAA IO Securities means a class of senior securities bearing interest at the AAA Weighted Average IO and having no entitlement to principal.
     AAA Loan IO means, with respect to each Included Mortgage Loan, a percentage equal to the interest rate on such Included Mortgage Loan less the sum of the related AAA Net Coupon and the related servicing fee rate, which percentage shall be specified in the related Confirmation and shall in no event be less than zero.
     AAA Loan Strike Price means, for any Forward Eligible Asset, the percentage of the related loan balance specified in the related Confirmation. This percentage will be applied to the balance of any related Eligible AAA Securities to determine the purchase price of such Eligible AAA Securities. Initially, the AAA Loan Strike Price is expected to be 101.50% less Drop, but the applicable formula will be set forth in each Confirmation.
     AAA Net Coupon means, with respect to each Included Mortgage Loan, the percentage specified in the related Confirmation.
     AAA Securities Purchase Price means the price to be paid by the Initial Purchaser to the Seller on the Closing date for the Eligible AAA Securities, equal to the AAA Weighted Average Strike Price for securities with a coupon equal to the AAA Weighted Average Net Coupon.
     AAA Weighted Average IO means the weighted average of AAA Loan IOs for all of the related Included Mortgage Loans.
     AAA Weighted Average Net Coupon means the weighted average of all AAA Net Coupons of the Included Mortgage Loans.
     AAA Weighted Average Strike Price means, for any Eligible AAA Security, the weighted average of AAA Loan Strike Prices for all of the related Included Mortgage Loans.
     Drop with respect to any Mortgage Loans, shall have the meaning assigned to such term in the related Confirmation.
     Eligible AAA Securities means securities that are (i) rated AAA by one or more rating agencies, (ii) backed solely by Included Mortgage Loans that are Forward Eligible Assets, for which the Initial Purchaser has issued a Confirmation and with respect to which all the related conditions to purchase have been satisfied, (iii) sized by the Rating Agency at no more than the Maximum Senior Sizing and no less than the Minimum Sizing and (iv) not AAA IO Securities.
     Force Majeure Event has the meaning set forth in the 2002 ISDA Master Agreement.
     Forward AAA Securities Commitment Fee means, with respect to any Forward Eligible Asset, a per annum percentage set forth in the related Confirmation (initially expected to be 1.0%) multiplied by the Expected Cumulative Senior Sizing Percentage (as defined in the Pricing Side Letter) multiplied by the outstanding principal amount of such Forward Eligible Asset.
     Forward Assets means prime jumbo residential loans owned by the Seller and expected to be included in the Securitization.
     Forward Eligible Assets means all Forward Assets that meet the Forward Eligibility Criteria.

A-1

     Forward Eligibility Criteria means the following:
(1) Origination in compliance, and currently in compliance, with the Underwriting Guidelines;
(2) May not be delinquent greater than 29 days (using MBA method);
(3) Must be owned by the Seller free and clear of liens and adverse claims; and
(4) Must conform to the Eligible Mortgage Loan requirements in the Master Repurchase Agreement.
     Forward Ineligible Assets means all Forward Assets except Forward Eligible Assets.
     Forward Ineligible Cap means (1 — Expected Cumulative Senior Sizing Percentage) multiplied by the principal balance of all loans that are subject to the Agreement.
     Hedge Provider means an approved hedge provider named at the Initial Purchaser’s sole discretion in accordance with the Agreement.
     Included Mortgage Loan means a mortgage loan included in the Securitization, all of which must be Forward Eligible Assets at the time of the Securitization.
     Illegality has the meaning set forth in the 2002 ISDA Master Agreement.
     Maximum Senior Sizing means 91.0% of the outstanding loan balance of the Included Mortgage Loans.
     Minimum Sizing means 88% of the outstanding loan balance of the Included Mortgage Loans.
     Pairoff means a transaction in securities markets where off-setting buy and sell trades are settled in cash, based on the difference in the prices between the off-setting trades. No securities trade hands; instead the settlement difference between the trades is calculated, and a money wire is sent to the appropriate party.
     Purchase Price Percentage means with respect to each Forward Eligible Asset, its Expected Loan Senior Sizing Percentage, and, for each Forward Ineligible Asset the lesser of its Expected Loan Senior Sizing Percentage and 50%.
     Rating Agency means any of S&P, Moody’s, Fitch and DBRS.
     Underwriting Guidelines means origination guidelines to be mutually agreed to by Seller and Initial Purchaser.

A-2